UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  June 26, 2008

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202
(513) 579-7000

-and-

151 West 34th Street, New York, New York 10001
(212) 494-1602

Delaware (State of Incorporation)	1-13536 (Commission File Number)	13-3324058 (IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creating a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On June 26, 2008, Macy's, Inc. ("Macy's") and its wholly owned subsidiary, Macy's Retail Holdings, Inc. ("Macy's Holdings"), entered into the Fifth Supplemental Indenture (the "Supplemental Indenture") to the Indenture, dated as of November 2, 2006, among Macy's Holdings, as issuer, Macy's, as guarantor, and U.S. Bank National Association, as trustee (the "Base Indenture" and, together with the Supplemental Indenture, the "Indenture"), in connection with the offer and sale of $650 million aggregate principal amount of Macy's Holdings' 7.875% Senior Notes due 2015, which are fully and unconditionally guaranteed by Macy's.

Macy's Holdings will pay interest on the senior notes on each January 15 and July 15, beginning on January 15, 2009.  The interest rate payable on the senior notes will be subject to adjustments from time to time if Moody's Investors Service, Inc. or Standard & Poor's Rating Services downgrades (or if either subsequently upgrades) the rating on the senior notes.  The senior notes will mature on July 15, 2015.  Macy's Holdings may, at any time, redeem the senior notes at a redemption price equal to 100% of the principal amount thereof, plus a "make whole" premium described in the Indenture.

Upon the occurrence of both (i) a change of control of Macy's and (ii) a downgrade of the senior notes below an investment grade rating by at least two of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services within a specified period, Macy's Holdings will be required to make an offer to purchase the senior notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

The senior notes are subject to the covenants in the Indenture, which include limitations on liens, limitations on sale and leaseback transactions, limitations on sales of assets, and limitations on merger and consolidation.

The Indenture contains customary events of default, including: (a) failure to pay principal or premium, if any, on any senior note when due; (b) failure to pay any interest on any senior note for 30 days after the interest becomes due; (c) failure to redeem or repurchase any senior note when required to do so; (d) Macy's Holdings' failure to perform, or its breach of, any other covenant in the Indenture for 60 days after written notice thereof; (e) nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of Macy's Holdings or any of its restricted subsidiaries, the unpaid principal amount of which is not less than $100 million, which default results in the acceleration of the maturity of the indebtedness; (f) the entry of any final judgment or order against Macy's Holdings, Macy's or any of their restricted subsidiaries, which judgment or order creates a liability of $100 million or more in excess of insured amounts and which has not been stayed, vacated, discharged, or otherwise satisfied for a period of 60 days; (g) Macy's guarantee ceases to be in full force and effect; and (h) specified events of bankruptcy, insolvency or reorganization involving Macy's Holdings, Macy's or any significant subsidiary (or group of subsidiaries that would constitute a significant subsidiary) of Macy's or Macy's Holdings.

If an event of default resulting from specified events involving bankruptcy, insolvency or reorganization occurs, the Indenture provides that the principal of, premium, if any, and accrued interest on the senior notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the senior notes.  If any other event of default occurs and is continuing, the Indenture provides that either the Trustee or the holders of at least 25% in principal amount of the outstanding senior notes may declare the principal amount of all the senior notes to be due and payable immediately.

The foregoing disclosure is qualified in its entirety by reference to the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Fifth Supplemental Indenture, dated as of June 26, 2008, among Macy's Retail Holdings, Inc., as issuer, Macy's, Inc., as guarantor, and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Date:  June 26, 2008                                 By:      /s/   Karen M. Hoguet
Name:  Karen M. Hoguet
Title:  Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
4.1	Fifth Supplemental Indenture, dated as of June 26, 2008, among Macy's Retail Holdings, Inc., as issuer, Macy's, Inc., as guarantor, and U.S. Bank National Association, as trustee.